Calculation  of  Net  Loss  Per  Share

                                      For the Years    Ended December 31,
                                          1997                1996
                                     ---------------  --------------------
Weighted Average Shares Outstanding      31,084,693            15,088,376
Net Loss                             $  (11,975,858)  $        (7,757,848)
                                     ---------------  --------------------

Basic Net Loss Per Share             $        (0.39)  $             (0.51)
                                     ===============  ====================


Weighted Average Shares for Basic        31,084,693            15,088,376
Adjustments                                       0                     0
                                     ---------------  --------------------
Total Shares for Diluted
  Net Loss Per Share                     31,084,693            15,088,376
                                     ---------------  --------------------

Net Loss                             $  (11,975,858)  $        (7,757,848)
Adjustments                                       0                     0
                                     ---------------  --------------------
Net Loss Attributable to
  Diluted Net Loss Per Share         $  (11,975,858)  $        (7,757,848)
                                     ---------------  --------------------

Diluted Net Loss Per Share           $        (0.39)  $             (0.51)
                                     ===============  ====================

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